Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-135849, 333-135850, 333-140011 and 333-163452) and on Form S-4 (No. 333-164649) of Windstream Corporation of our reports dated February 24, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Little Rock, Arkansas

February 24, 2010